Exhibit 10.5

Amendment to Share Exchange Agreement

This Amendment No.1 to Share Exchange Agreement is dated as of July 15, 2005 (“Amendment No. 1”) by and among (i) Phelps Engineered Plastics Corp. a Nevada corporation (“Phelps”), (ii) Clayton Dunning Group, Inc., a Florida corporation (“CDG”), and (iii) the shareholders of the CDG owning a majority of the outstanding shares (the “Shareholders”). Phelps, CDG, and the Shareholders are referred to collectively as the “Parties”.

WHEREAS, the Parties have previously entered into an agreement dated as of July 1, 2005
(“Share Exchange Agreement”), whereby all of the shareholders of CGD agreed to exchange all of their shares of CDG for shares of Phelps upon the terms contained therein.

WHEREAS, the Parties hereto desire to amend the Share Exchange Agreement to correct the number of shares to be issued to the CDG Shareholders from 96,468,627 shares of Phelps to 113,131,453 shares and to provide for the return to Phelps of the 16,662,826 shares of its Common Stock held in the name of CDG.

NOW THEREFORE, upon the terms and conditions herein contained and for good and valuable consideration, the Parties agree as follows.

1. All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement.

2.  Section 4.1 is hereby amended in its entirety to read as follows:

4.1 The Exchange. The CDG Shareholders agree to assign, transfer, and deliver to the Corporation, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the outstanding common shares and one Series A Preferred Stock of CDG constituting 100% of the issued and outstanding shares of CDG on a fully diluted basis, and the Corporation agrees to acquire such shares by issuing and delivering to the CDG Shareholders in exchange therefor an aggregate of 113,131,453 common shares and one Series C Preferred Stock.

In addition to the foregoing, CDG shall return to Phelps for cancellation 16,662,826 shares of Phelps held by it.

3. All other terms and conditions of the Share Exchange Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned has duly executed this Amendment No. 1 as of the date above written.

Clayton Dunning Group, Inc.	Phelps Engineered Plastics Corp.

By:________________________	By:_________________________
Name:	Name:
Title:	Title:

___________________________	____________________________
Robert C. Lau	Ara Proudian

___________________________	____________________________
Kenneth Sidler	David Sanducci

Roadrunner Capital Group, LLC

By:_______________________
Christopher Messalas